UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2026

LIBERTY LIVE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43015	33-2910829
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Live Group Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Group Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On March 13, 2026, Liberty Live Holdings, Inc. (the “Company”) issued a press release announcing that it has entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders (the “Holders”) of its 2.375% Exchangeable Senior Debentures due 2053 (exchangeable for the cash value of Live Nation Entertainment, Inc. (“Live Nation”) common stock) (the “Old Debentures”). Pursuant to the terms of the Exchange Agreements, Holders have agreed, subject to customary closing conditions, to exchange an aggregate of approximately $1,014 million outstanding principal amount of Old Debentures held by them for approximately $1,014 million in aggregate principal amount of the Company’s newly issued 2.375% Exchangeable Senior Debentures due 2053 (exchangeable for the cash value of Live Nation common stock) (the “New Debentures”). These exchange transactions are expected to close on or about March 20, 2026, subject to the satisfaction of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The terms of the New Debentures will be materially similar to the terms of the Old Debentures except (i) the initial Company redemption date and the holder repurchase date are September 30, 2032 (and the related exchange options have been correspondingly adjusted), (ii) the make-whole table providing for additional reference shares following certain events differs from the corresponding table for the Old Debentures, and (iii) for tax purposes the issue price, comparable yield and projected payment schedule for the New Debentures will differ from the same for the Old Debentures.

This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Old Debentures, nor does it constitute an offer to sell or a solicitation of an offer to buy, any security, including the New Debentures, nor does it constitute a solicitation for an offer to purchase any security, including the Old Debentures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 13, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026

LIBERTY LIVE HOLDINGS, INC.

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President and Assistant Secretary